Exhibit 10.27

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”), is entered into this 25th day of March, 2016 (the “Execution Date”), by and between Scott’s Liquid Gold-Inc. (“Lessee”) and Havana Gold, LLC. (“Lessor”).

RECITALS

WHEREAS, Lessee and Lessor entered into that certain Lease Agreement dated February 1, 2013 (the “Lease”) for the lease of a portion of the office building commonly known as Building A and located at 4880 Havana Street, Denver, Colorado 80239 (the “Building”), which portion consists of the entire fourth floor of the Building containing approximately 16,078 square feet of rentable area (the “Premises”).  All initially capitalized words used herein shall have the same defined meaning as in the Lease, unless defined otherwise herein.

WHEREAS, Lessee and Lessor wish to extend the Term of the Lease and further amend the Lease, all on the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, Lessor and Lessee agree that the Lease is modified as follows:

1.Extension of Term.  Subject to and upon the terms and conditions set forth herein, the parties acknowledge and agree that Lessee has exercised its first option to extend the Term pursuant to Section 2 of the Lease, and the Term is hereby extended for a period of 36 months, commencing on February 1, 2016 (the “Effective Date”), and expiring on January 31, 2019 (the “Extension Term”).  All references in the Lease to the “Lease Term” or “Term” shall be amended as of the Effective Date to include the Extension Term defined herein.  Base Rent for the Premises shall continue to be payable in accordance with the Lease provisions relating to payment of Base Rent in the amounts set forth in Section 3 with respect thereto from and after the Effective Date and during the Extension Term.

2.Tenant Improvements.  Lessee is not entitled to any alterations or improvements to the Premises by Lessor, or any allowance or reimbursement in connection with any work performed by Lessee therein, for or during the Extension Term, except that Lessor agrees, at its sole cost and expense, to: (a) replace all the carpeting contained in the Premises with carpet similar to other carpet replacement recently performed by Lessor in the Building, and Lessee shall be responsible for moving the personal property of Lessee located in the Premises on a scheduled basis mutually acceptable to the parties as will be required for Lessor and/or Lessor’s agents to perform such replacement, and (b) modify two executive offices currently located in the Premises and construct demising walls and entrances therein and thereto in order to create four executive offices, all of which shall be done accordingly to a plan mutually acceptable to the parties showing the agreed upon layout and finishes for such offices which will fit in with Lessee’s existing office space (collectively, the “Tenant Improvements”).  Lessor shall use commercially reasonable efforts to cause the Tenant Improvements to be completed as soon as possible after the Execution Date.

3.Terms Continue. Except as expressly modified herein, all other terms and conditions of the Lease shall remain the same in full force and effect.

4.Brokers.  Lessor and Lessee hereby represents and warrants to the other that it has not engaged or dealt with any broker, finder, or agent in connection with the negotiation and/or execution of this Amendment, and Lessor and Lessee agrees to indemnify and save the other harmless from any claim, demand, damage, liability, cost or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the indemnified party as a result of any claim for brokerage or other commissions or fees made by any broker, finder, or agent, employed or engaged or claiming employment or engagement by, through, or under the indemnifying party.

5.Attorneys’ Fees.  In the event either party brings an action or files a suit to enforce or interpret this Amendment or any provisions contained herein, the party substantially prevailing in such action shall recover from the non-prevailing party, in addition to all other remedies or damages, reasonable legal fees and court costs incurred by such substantially prevailing party in such action or suit.

6.Conflicts.  In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall control.

7.Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document.  To facilitate execution of this Amendment, the parties may execute and exchange, by electronic mail PDF, counterparts of the signature pages.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease Agreement as of the Execution Date.

LESSOR:  HAVANA GOLD, LLC,

a Colorado Limited Liability Company

By: /s/ Andrew Feinstein

Name: Andrew Feinstein

Its: Manager

LESSEE:  SCOTT’S LIQUID GOLD-INC.,

a Colorado Corporation

By: /s/ Mark E. Goldstein

Name: Mark E. Goldstein

Its: President & CEO

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